SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2011
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)           Election of a New Director

On September 14, 2011, the Board of Directors of the Company elected Charles E. Dietz as a director of the Company.  Mr. Dietz will fill the vacancy on the Board created by the death of Robert B. Mayer in April 2011.  Mr. Dietz will join the Board as a Class III director.

As a non-employee director, Mr. Dietz will be eligible to receive equity-based awards from time to time under the Company’s 2005 Director Equity Incentive Plan, as amended.  Mr. Dietz also will receive the standard director fees for non-employee directors, which include an annual retainer in the amount of $15,000 (such amount being pro-rated to $4,425 for 2011) and a fee of $1,000 for each Board meeting attended in person ($500 if attendance was telephonic).  Mr. Dietz also entered into the standard director indemnification agreement with the Company, the form of which is disclosed as Exhibit 10.9 to the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and which is incorporated by reference herein. There is no arrangement or understanding between Mr. Dietz and any other person pursuant to which he was selected as a director.

ITEM 7.01.  REGULATION FD DISCLOSURE.

On September 20, 2011, the Company issued a press release announcing the appointment by the Board of Directors of Mr. Dietz as a director of the Company. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit Number                                           Description

Exhibit 99.1                                           Press Release dated September 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:   /s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: September 20, 2011

EXHIBIT INDEX

Exhibit Number                                           Description

Exhibit 99.1	Press Release dated September 20, 2011.

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